                                                                    Exhibit 10.1

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                           SOFTWARE SERVICES AGREEMENT

THIS SOFTWARE SERVICES AGREEMENT (the "Agreement") is hereby made and entered into on this 18th day of December, 2000 (the "Effective Date") by and between INFOSYS TECHNOLOGIES LIMITED, an Indian corporation, having its registered office at Electronics City, Hosur Road, Bangalore 561 229, India hereinafter "Vendor") and NETEGRITY, INC., a Delaware corporation, having its offices at 52 Second Avenue, Waltham, Massachusetts 02451-1101 (hereinafter "Customer").

                                    RECITALS

WHEREAS, Customer wishes to obtain software services from Vendor; and

WHEREAS, Vendor is interested in providing software services to Customer.

NOW THEREFORE, for and in consideration of the mutual agreements and covenants hereafter set forth, the parties hereto agree as follows:

1.    DEFINITIONS

      1.1 "Services" shall mean the software development, modification, or other tasks to be performed by Vendor for Customer, as set forth in a statement of work referenced in or attached as Schedule A to this Agreement.

      1.2 "Object Deliverables" shall mean the machine-readable object code that Vendor is required to produce and deliver to Customer as part of Services.

      1.3 "Source Deliverables" shall mean the human-readable source code that Vendor is required to produce and deliver to Customer as part of Services.

      1.4 "Documentation" shall mean one copy of all technical specifications and user manuals for the software.

      1.5 "Deliverables" shall mean all of the Object Deliverables, Source Deliverables and Documentation that Vendor is required to deliver or otherwise provides to Customer as set forth in a Schedule A.

2.    PERFORMANCE BY VENDOR.

      2.1 Vendor shall provide Services to Customer in accordance with the provisions, specifications, conditions, warranties and agreements set forth herein and the schedules attached hereto. This Agreement of and by itself does not represent a commitment by Customer to procure the Services, but recites the terms and conditions governing such Services when ordered. Commitments against this Agreement shall be in the form of a Statement of Work (collectively, hereinafter "Statement(s) of Work") which shall be deemed to be part of this Agreement and which shall contain, at a minimum, the following information: (a) the term of performance of the Services authorized by the Statement of Work or the date by which performance shall be completed; (b) the fee schedule, plus a description of any other costs to be paid by Customer relating to the Services, including all travel, per diem, , and other related charges; (c) the services, actions, and Deliverables to be provided by Vendor to Customer; and
            (d) the Statement of Work shall reference and state that the terms and conditions of this Agreement shall govern the Statement of Work. Customer shall have no obligation to pay Vendor for any activities performed without a Statement of Work.

      2.2 If Schedule A to this Agreement states that Vendor shall provide Services in phases, Vendor agrees to perform each phase of Services in the order specified by Schedule A to this Agreement, and at the conclusion of each phase to submit a progress report to Customer that certifies that Vendor has completed all the tasks that were a part of that phase. Each progress report shall be signed by an authorized manager of Vendor who shall certify that the representations contained therein are complete and accurate. The progress report shall also set forth any changes recommended by Vendor with respect to any remaining phases of Services.

3.    CUSTOMER ACCEPTANCE UPON SATISFACTION OF TESTS.

      3.0 Except as otherwise set forth in a Statement of Work, the terms of Sections 3,1 through 3.3 below shall apply only to Deliverables provided on a fixed-price basis.

      3.1 Pursuant to the terms set forth in Schedule A to this Agreement, Vendor shall deliver the Deliverables to Customer and shall notify Customer of the readiness of the Deliverables for testing by Customer (the date of such notification hereinafter being referred to as the "Delivery Date").

      3.2 Customer shall have [**] business days after the Delivery Date to complete testing of the Deliverables. If this test establishes that the Deliverables do not materially conform to the requirements set forth in Schedule A, Customer shall forthwith notify Vendor and Vendor shall, within a reasonable time, modify or otherwise improve the Deliverables in an effort to make the Deliverables conform to the applicable requirements.

            If no written notification of material non-conformance is received by Vendor within [**] business days following the Delivery Date of the Deliverables, the Deliverables shall be deemed accepted by Customer.

      3.3 If Customer notifies Vendor in writing of any material non-conformance in the Deliverables, and Vendor is unable to remedy any non-conformance despite two (2) attempts to do so (or such other number of attempts that the parties shall mutually agree to), Customer's sole and exclusive remedy shall be to reject the defective Deliverables and to recover from Vendor the full amount paid by Customer to Vendor for the defective Deliverables and any Deliverables materially adversely affected by the failure of the defective Deliverables.

4.    DUTIES AND OBLIGATIONS OF CUSTOMER.

      4.1 Customer shall pay Vendor for its performance of Services in accordance with the terms of this Agreement (including Schedule B) and the price and schedule of progress payments set forth in Schedule A to this Agreement. For Services rendered on a time-and-materials basis, the rates and terms in the attached Schedule B shall apply and invoices will be provided to Customer on a monthly basis for Services performed in the prior month. Except as otherwise set forth in a Statement of Work, invoices shall not be submitted until the Deliverables provided in accordance with the Statement of Work have been accepted by Customer in accordance with
            Section 3 above. Each invoice shall refer to the applicable Statement of Work and where applicable the hours expended, the applicable rates or other performance measurement authorized by the Statement of Work, the time period covered by the invoice, and details of any costs and expenses, which are reimbursable or payable. Except as otherwise set forth in Schedule B or a Statement of Work, Vendor shall provide original receipts for costs or expenses reimbursable under the terms of the Statement of Work. The rates specified in Schedule B shall be valid for a period of one year from the Effective Date. In addition to the above, all fees for Services performed pursuant to this Agreement will include an additional [**] percent ([**]%) charge for technology and administrative fees. (The [**] percent charge shall only apply to Services' fees, and shall not apply to any expenses, which may be reimbursable and/or payable.) Invoices shall be payable [**] days from receipt by Netegrity and shall be payable by wire transfer to Vendor's account in Fremont, California.

      4.2 Customer will pay the cost of travel to the primary place of work as provided in Schedule B.

      4.3 Customer shall pay or reimburse Vendor for all taxes paid or incurred based on work performed or products delivered pursuant to this Agreement, except for any tax based on Vendor's net income or personal property, Vendor employee withholding taxes, or taxes which Vendor advised Customer in writing were not applicable.

      4.4 Customer shall promptly provide Vendor with a complete library of any necessary source code and Documentation if the Services that Vendor is required to perform under this Agreement include modification of existing Customer software.

      4.5 Customer shall cooperate fully with Vendor's performance of Services.

      4.6 Customer shall provide Vendor's employees who will be working on-site at Customer's premises with suitable office facilities, including computing resources, clerical support and reprographic facilities, required for carrying out Services under this Agreement.

      4.7 Customer shall provide link connectivity between Customer's site and Vendor's communication center in the United States to support and help facilitate work performed abroad for Customer by Vendor. Customer shall take all steps necessary for the security of its network. Vendor shall take all applicable security measures at its end of the network.

5.0   OWNERSHIP

      5.1 All computer software and documentation, databases, reports and other copyrightable materials, product designs, inventions, discoveries, developments and improvements written, invented, made or conceived by Vendor in the course of or arising out of the Services (hereafter "Work Product") shall become and remain the sole and exclusive property of Customer. Vendor shall promptly notify Customer in writing of all such Work Product. All copyrightable materials, including software and computer programs, produced by Vendor in rendering Services hereunder shall be deemed "works made for hire" under applicable copyright law. Vendor hereby transfers and assigns to Customer all right, title and interest in and to all Work Product including all copyrights and patent rights, whether or not copyright or patent applications are filed thereon.

      5.2 Upon request and at the expense of Customer, Vendor will, from time to time during and after the term of this Agreement, (a) make or assist in applications upon such Work Product through attorneys and representatives designated by Customer for copyright and/or patent in the United States and in all other countries and shall assign such applications to Customer, or execute all instruments reasonably requested by Customer to perfect or enforce its rights in and to the Work Product.

      5.3 In consideration of the opportunity to provide Services hereunder, Vendor for itself and its employees and successors hereby waives and agrees not to assert or act upon any moral rights or author's rights with respect to the Work Product, including without limitation any rights of paternity, integrity, and disclosure.

      5.4 Vendor shall obtain any necessary agreements from its employees to affect Customer's ownership rights as provided in this Section 5.

      5.5 Notwithstanding the above, the Customer acknowledges that all or part of the Services may contain general know-how and prior intellectual property of Vendor, which is used or useable in connection with the providing of products and services by Vendor to other persons, firms and entities. Accordingly, Customer agrees that Vendor may use all such know-how and prior intellectual property in connection with the providing of products and services to others. All rights in such general know-how and prior intellectual property, including but not limited to utility routines, generalized interfaces, algorithms, ideas, techniques, concepts, proprietary processes, tools, methodologies and improvements thereon shall continue to vest in Vendor. Should such general know-how and prior intellectual property form a part of the Deliverables, Vendor grants to Customer a non-exclusive and perpetual license to use such know-how and prior intellectual property to enable Customer's and Customer's personnel's use and Customer's sublicense of such Deliverables in connection with Customer's products and services.

      5.6 Except as otherwise agreed by the parties in writing, provided that Vendor makes no use of Customer's intellectual property or Confidential Information, nothing in this Agreement shall be construed so as to preclude Vendor from developing, using or marketing software that is competitive with that prepared for Customer hereunder, irrespective of whether such software is similar in functionality or design or is otherwise related to the Deliverables developed by Vendor for Customer pursuant to this Agreement.

6.    REPRESENTATIONS AND WARRANTIES

      6.1 Vendor warrants that any Services rendered by Vendor shall be performed with the care and skill ordinarily used by other members of Vendor's profession practicing under similar conditions at the same time and in the same locality. Vendor shall only assign personnel to perform services for Customer who are competent and qualified to do so. If, however, in Customer's reasonable opinion any of Vendor's personnel fail to carry out the Services competently, Customer may notify Vendor and Vendor shall promptly rectify the situation at no additional cost to Customer.

      6.2 Except as otherwise set forth in a Statement of Work, Vendor further warrants that, to the extent that any Services rendered hereunder involve the provision of or modification to computer code, the results thereof (the "Results") shall be Year 2000 compliant. "Year 2000 Compliant" means that means that the Results will be capable of correctly processing, providing, and/or receiving date data, including the correct processing of leap years, within and between the twentieth and twenty-first centuries and handling the century date rollover. Vendor shall have no responsibility or liability for any failure of the Results to be Year 2000 Compliant if such failure is caused by or related to: (i) Customer or third party hardware, firmware, software or data not provided and/or modified by Vendor that interfaces with, is manipulated by, or otherwise operates in conjunction with the computer code, including but not limited to inconsistencies between the date handling characteristics of the computer code and such Customer or third party hardware, firmware, software, components or data, or (ii) modification of the computer code provided by Vendor by Customer or a third party, if such modification results in the computer code not being Year 2000 Compliant.

      6.3 Customer represents and warrants that it possesses the legal right to have the intellectual property with respect to which Vendor is to perform Services under this Agreement used, maintained and modified by Vendor.

      6.4 THE EXPRESS WARRANTIES SET FORTH IN THIS AGREEMENT ARE THE ONLY WARRANTIES MADE, AND THERE ARE NO OTHER WARRANTIES, EXPRESS OR IMPLIED, AND SPECIFICALLY THERE ARE NO IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

7.    INDEMNIFICATION.

      7.1 Except as provided in Section 7.3 below, Vendor shall, at its own expense, defend or, at its option, settle any claim, suit, or action brought against Customer by third parties for infringement or misappropriation of a third party's copyright, patent, trade secret, or other intellectual property right by any Deliverables provided by Vendor to Customer under this Agreement, and shall pay any damages or settlement assessed against Customer under such a claim. Vendor shall have sole control and authority over the defense or settlement of such a claim, suit or action, including the right, at its sole discretion, to (i) procure for Customer the right to use the infringing Deliverables, (ii) replace the infringing Deliverables with non-infringing, functionally equivalent Deliverables, (iii) suitably modify the infringing Deliverables, or (iv) accept return of the infringing Deliverables and refund any fees paid by Customer to Vendor with respect to the infringing Deliverables. Customer shall be obligated to give Vendor prompt written notice of, and the parties shall cooperate in, the defense of any claim, suit or action, including appeals and negotiations. This indemnity shall not extend to any claim of infringement or misappropriation resulting from Customer's specifications, modification of the Deliverables unless made by Vendor, and use or incorporation of the Deliverables in a manner for which the Deliverables were not designed or with items not provided by Vendor, if such claim of infringement would not have arisen but for such conformance to specification, modification, or incorporation. Except as specified above, Vendor shall not be liable for any costs or expenses incurred without its prior written authorization.

      7.2 SECTION 7.1 ABOVE STATES THE ENTIRE INDEMNITY OBLIGATIONS OF VENDOR, AND THE EXCLUSIVE REMEDY OF CUSTOMER, WITH RESPECT TO ANY ACTUAL OR ALLEGED INFRINGEMENT OF ANY PATENT, COPYRIGHT, TRADE SECRET, OR OTHER INTELLECTUAL PROPERTY RIGHT BY SOFTWARE PROVIDED BY VENDOR TO CUSTOMER UNDER THIS AGREEMENT.

      7.3 Except as provided in Section 7.1 above, Customer shall, at its own expense, defend any claim, suit, or action brought against Vendor by third parties for infringement or misappropriation of a third party's copyright, patent, trade secret or other intellectual property rights by any intellectual property provided by Customer to Vendor under this Agreement, and shall pay any damages or settlement assessed against Vendor under such a claim. Vendor shall be obligated to give Customer prompt written notice of, and the parties shall cooperate in, the defense of any claim, suit or action, including appeals and negotiations. This indemnity shall not extend to any claim of infringement or misappropriation resulting from the Vendor's modification of such intellectual property, if such claim would not have arisen but for such modification. Except as specified above, Customer shall not be liable for any costs or expenses incurred without its prior written authorization.

      7.4 SECTION 7.3 ABOVE STATES THE ENTIRE INDEMNITY OBLIGATIONS OF CUSTOMER, AND THE EXCLUSIVE REMEDY OF VENDOR, WITH RESPECT TO ANY ACTUAL OR ALLEGED INFRINGEMENT OF ANY PATENT, COPYRIGHT, TRADE SECRET, OR OTHER INTELLECTUAL PROPERTY RIGHT BY ANY INTELLECTUAL PROPERTY PROVIDED BY CUSTOMER TO VENDOR UNDER THIS AGREEMENT.

      7.5 Customer and Vendor shall each indemnify, defend, and hold harmless the other from any claim or damages due to the injury or death of any individual, or the loss or damage to real or tangible personal property, resulting from the willful acts or omissions or gross negligence of the indemnifying party, its agents or employees.

8.    LIMITATION OF LIABILITY.


      EACH PARTY'S LIABILITY, WHETHER IN CONTRACT, TORT, OR OTHERWISE, FOR ANY CLAIM ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT SHALL NOT EXCEED THE TOTAL AMOUNT PAID TO VENDOR BY CUSTOMER UNDER THE APPLICABLE STATEMENT OF WORK FROM WHICH THE CLAIM AROSE OR IS RELATED. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES BY ANYONE, NOR SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL, OR PUNITIVE

      DAMAGES, HOWEVER CAUSED, INCLUDING, WITHOUT LIMITATION, ANY DAMAGES RESULTING FROM LOSS OF USE, LOSS OF DATA, LOSS OF PROFITS OR LOSS OF BUSINESS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, OR OF ANY OTHER OBLIGATIONS RELATING TO THIS AGREEMENT, WHETHER OR NOT THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THIS PARAGRAPH SHALL NOT APPLY TO DAMAGES RESULTING FROM WRONGFUL DISCLOSURE OF CONFIDENTIAL INFORMATION, INFRINGEMENT OF THE OTHER PARTY'S INTELLECTUAL PROPERTY RIGHTS, OR EITHER PARTY'S INDEMNIFICATION OBLIGATIONS IN SECTION 7 ABOVE.

9.    TERM OF AGREEMENT.

            The term of this Agreement shall commence on the Effective Date and shall continue unless terminated in accordance with the provisions of this Agreement. The provisions of Sections 5, 6, 7, 8, 12.2, and 12.4 of this Agreement shall survive any termination, cancellation or expiration of this Agreement.

10.   TERMINATION.

      10.1 Either party has the right to terminate this Agreement (a) if the other breaches or is in default of any obligation hereunder which default is incapable of cure or which, being capable of cure, has not been cured within ten (10) calendar days after receipt of notice of such default (or such additional cure period as the nondefaulting party may authorize) or (b) immediately upon the adoption of any applicable law, rule or regulation, or revision thereof, or upon any change in the interpretation or administration thereof, that materially affects Customer's rights or interests in Work Product and/or the Deliverables, provided that after termination under this subsection (b) Customer shall pay Vendor for Services provided to the date of termination and Vendor's costs incurred and otherwise payable hereunder.

      10.2 Customer may terminate this Agreement and/or any Statement of Work issued hereunder at any time without cause by submitting to Vendor thirty (30) calendar days' prior written notice to terminate. Upon receipt of such notice, Vendor shall perform only those efforts necessary to close out any ongoing project within thirty days, as determined by consultation with Customer, or otherwise as Customer may direct. Such efforts may include without limitation the following: employee relocation, summary of work to date, and identification of work yet unfinished. Vendor shall promptly notify Customer of costs incurred to the effective date of termination and Customer shall pay all such unpaid allowed and supported fees and costs, related to such termination, but excluding charges for the period following the effective date of termination for activities not reasonably necessary to close out the project. Vendor may terminate this Agreement at any time without cause by submitting to Customer sixty (60) calendar days' prior written notice to terminate; provided that such termination shall not affect the completion of any Statement of Work which is in progress, and such Statement of Work shall continue to be governed by the terms and conditions of this Agreement. Notwithstanding the foregoing, Vendor may terminate an open-ended Statement of Work without a specified end date for convenience upon sixty (60) days' prior written notice to Customer.

      10.3 Either party may terminate this Agreement by written notice to the other and may regard the other party as in default of this Agreement, if the other party becomes insolvent, makes a general assignment for the benefit of creditors, files a voluntary petition of bankruptcy, suffers or permits the appointment of a receiver for its business or assets, or becomes subject to any proceedings under any bankruptcy or insolvency law, whether domestic or foreign, or has wound up or liquidated, voluntarily or otherwise. In the event that any of the above events occurs, that party shall immediately notify the other party of its occurrence.

      10.4 In the event that either party is unable to perform any of its obligations under this Agreement as a result of natural disasters, actions or decrees of governmental bodies, communication line failures not the fault of the affected party, or any other delay or failure which arises from causes beyond a party's reasonable control (hereafter referred to as a "Force Majeure Event"), the party whose performance has been so affected shall immediately give notice to the other party and shall do everything reasonably possible to resume performance. Upon receipt of such notice, this Agreement shall be immediately suspended. If the period of nonperformance exceeds fifteen (15) days from the receipt of notice of the Force Majeure Event, the party whose ability to perform has not been so affected may by giving written notice terminate this Agreement.

      10.5 Upon the termination of this Agreement by either party, or its expiration, each party forthwith shall return to the other all papers, materials and other properties of the other held by it in connection with the performance of this Agreement; provided, however, that if Customer terminates because Vendor is in default or unable to perform, Customer shall have the right to keep such papers, materials and other properties until such time as Customer has found a comparable replacement for Vendor.

11.   NOTICES.

                  All notices to be given in connection with this Agreement shall be effective upon receipt, shall be made in writing and shall be sufficiently given if personally delivered or if sent by courier or other express mail service, postage prepaid, addressed to the party entitled or required to receive such notice at the address for such party as follows:

      To Customer:

                  Netegrity, Inc.
                  52 Second Avenue
                  Waltham, Massachusetts 02451
                  Attention: Vice President and CFO

      To Vendor:

                  Infosys Technologies Limited
                  Attention: N.R. Narayana Murthy
                  Chairman and Managing Director
                  Electronics City, Hosur Road
                  Bangalore 561 229
                  India

      Either party may change such address by notice to the other party.

12.   GENERAL PROVISIONS.

      12.1 Non-Waiver and Amendment. No waiver, alteration, modification, or cancellation of any of the provisions of this Agreement shall be binding unless made in writing and signed by both Customer and Vendor. The failure of either Customer or Vendor at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce such provision. No remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to herein or otherwise available at law, in equity or otherwise.

      12.2 Confidential and Proprietary Information. The provisions of the Mutual Non-Disclosure Agreement between Vendor and Customer dated November 17, 2000 are hereby incorporated by reference.

      12.3 Independent Contractors. It is expressly understood that Vendor and Customer are contractors independent of one another, and that neither has the authority to bind the other to any third person or otherwise to act in any way as the representative of the other, unless otherwise expressly agreed to in a writing signed by both parties hereto. Vendor shall have the right to assign or subcontract any of its obligations under this Agreement to others. If any of its obligations under this Agreement are assigned or subcontracted to others, Vendor shall take steps to ensure that its assignee or subcontractor observe and enforce the confidentiality requirements and the intellectual property ownership assignment provisions of this Agreement.

      12.4 Non-Solicit/No-Hire. Except as otherwise expressly agreed in writing, Vendor and Customer each agree not to directly or indirectly or through third parties knowingly solicit or hire for employment any of the other party's personnel who are involved in the provision of Services hereunder while any such person is involved in the provision of Services, and for a period of [**] following such person's provision of Services hereunder. For the purposes hereof, "knowingly" shall mean that the representatives of a party responsible for hiring or soliciting of employees, or approving the same, has knowledge, or reasonably could have been expected to have knowledge, of this provision.

      12.5 Customer Name. Six (6) months following the Effective Date and thereafter during the term of this Agreement only, Vendor may include Customer's name in a general listing of Vendor customers. Inclusion of Customer's name in the general customer list shall not imply endorsement of Vendor by Customer.

      12.6 Arbitration. Except for matters relating to either party's intellectual property rights, any unresolved dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators in Boston, Massachusetts, in accordance with the rules of the American Arbitration Association then in effect. The arbitrators shall not have the authority to add to, detract from, or modify any provision hereof nor to award punitive damages to any injured party. A decision by a majority of the arbitration panel shall be final and binding. Judgment may be entered on the arbitrators' award in any court having jurisdiction.

      12.7 Authority; Compliance with Laws. Vendor represents that it has all licenses, permits, and authorization necessary and has obtained all approvals from any government office, board of directors or shareholders necessary to carry out the Services and related activities and to comply with the terms of this Agreement. Vendor acknowledges that certain information, including but not limited to Work Product, may be restricted by law of the United States Government and other governments from export and import to certain countries and certain organizations and individuals, and agrees to comply with such laws. Vendor agrees that no information or Work Product or portion thereof will be exported or re-exported by Vendor, except to Customer in the United States or as Customer otherwise directs. In performing any activities hereunder, Vendor agrees to comply with the U.S. Foreign Corrupt Practices Act and all applicable laws and regulations of the United States and any other government with jurisdiction over Vendor. Vendor warrants that any personnel of Vendor offered to Customer hereunder for work in the United States is authorized to work in the United States, according to the Immigration Reform and Control Act (IRCA). Vendor also certifies that it has on file a validly completed Federal Form I-9 (Employment Eligibility Verification) for each such offered personnel and will provide a certified copy of said form to Customer upon Customer's request.

      12.8 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of the Commonwealth of Massachusetts, without regard to its principles of conflicts of laws. The state and federal courts located in Massachusetts shall have nonexclusive jurisdiction of all matters and disputes arising under this Agreement or in connection with the Services performed and/or Work Product provided hereunder. The United Nations Convention on the Sale of Goods shall not apply to this Agreement.

      12.9 Entire Agreement. This Agreement, including the Schedules attached hereto, sets forth the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersedes all prior or contemporaneous oral and written agreements, understandings, representations, conditions and all other communications relating thereto.

IN WITNESS WHEREOF, the parties have executed this Agreement by their authorized representatives as of the Effective Date.

INFOSYS TECHNOLOGIES LIMITED              NETEGRITY, INC.

/s/ Basab Pradhan                         /s/ Deepak Taneja
-------------------------                 -------------------------------
Authorized Signatory                      Authorized Signatory

    Basab Pradhan                             Deepak Taneja
-------------------------                 -------------------------------
Name                                      Name

Vice President                            Vice President, Development
--------------------------                --------------------------------
Title                                     Title

                                   SCHEDULE B

                      RATES FOR TIME AND MATERIAL SERVICES

ONSITE IN US (CUSTOMER'S PREMISES):

Engineer                          US$ [**]  per diem per person, plus monthly
                                            offshore rate below
Project Manager/Technical Lead    US$ [**]  per diem per person, plus monthly
                                            offshore rate below

In addition, Customer shall pay US$[**] per engineer to cover round trip airfare and other related travel expenses.

OFFSHORE IN INDIA (AT VENDOR'S DEVELOPMENT CENTERS):

Engineer                          US$ [**] per person per month*
Project Manager/Technical Lead    US$ [**] per person per month*

      The rates specified in this Schedule B shall be valid for a period of one year from the Effective Date. In addition to the above, all fees for Services performed pursuant to this Agreement will include an additional [**] percent ([**]%) charge for technology and administrative fees. (The [**] percent charge shall only apply to Services' fees, and shall not apply to any expenses, which may be reimbursable and/or payable.) Upon execution of this Agreement by both parties Customer shall make an advance payment of $[**], which shall be credited by Vendor against future fees payable by Customer.

      Invoices shall be payable within [**] days of receipt by Customer and shall be payable via wire transfer to Vendor's account in Fremont, California.

      *The above rates assume the fully loaded cost of an engineer/project manager. Customer shall not be responsible for the cost of any hardware, software or other materials required for Vendor's offshore performance of the Services hereunder.

      Except as provided in this Schedule B, Customer shall not be responsible for the payment or reimbursement of any expenses or other costs incurred by Vendor or its personnel.

      The per diem rates above shall begin on the first day after the Effective Date that Vendor's personnel provide Services to Customer.

INFOSYS TECHNOLOGIES LIMITED              NETEGRITY, INC.


/s/ Basab Pradhan                         /s/ Deepak Taneja
-------------------------                 -------------------------------
Authorized Signatory                      Authorized Signatory

    Basab Pradhan                             Deepak Taneja
-------------------------                 -------------------------------
Name                                      Name

Vice President                            Vice President, Development
--------------------------                --------------------------------
Title                                     Title

                                   SCHEDULE A

(Insert applicable proposal information here)


Date: November 27, 2000

Document Title:  [**]

Reference number:  [**] (the "Proposal")

The parties agree that a definitive Statement of Work incorporating the Proposal concepts will be mutually agreed by the parties within ten (10) business days of the Effective Date and incorporated by reference herein.

                                 AMENDMENT NO.1
                                       TO
                           SOFTWARE SERVICES AGREEMENT
                                     BETWEEN
                                 NETEGRITY, INC
                                       AND
                          INFOSYS TECHNOLOGIES LIMITED

Amendment No.1 is made on this 17 day of January, 2002 to the Software Services Agreement dated December 18, 2000 ("Agreement"), by and between NETEGRITY, INC ("Netegrity"), INFOSYS TECHNOLOGIES LIMITED ("Infosys")

The Parties wish to amend the Agreement as follows:

                                    AMENDMENT

Now, Therefore, in consideration of the mutual obligations in this Amendment No.1, and for other good consideration, the receipt and sufficiency of which are acknowledged, the parties to this Amendment No. 1 agree as follows:

1.    This amendment shall take effect from January 01, 2002.

2. Schedule B attached to the Agreement is deleted in its entirety and replaced with the new form of Schedule B attached hereto and incorporated herein by this reference.

IN WITNESS WHEREOF, the parties have executed this Amendment No.1 by their duly authorized officers as of the date first written above.

Accepted by:                             Accepted by:
INFOSYS TECHNOLOGIES LIMITED             NETEGRITY, INC.

/s/ Phaneesh Murphy                      /s/ William Bartow
----------------------------------       ----------------------------------
Authorized Signatory                     Authorized Signatory

Phaneesh Murphy                          William Bartow
----------------------------------       ----------------------------------
Name                                     Name

Member Of The Board                      VP, Access Control
----------------------------------       ----------------------------------
Title                                    Title

2-11-02                                  1/17/02
----------------------------------       ----------------------------------
Date                                     Date

                                   SCHEDULE B

      Infosys Rates for Time and Material Services effective 1/1/02 and continuing through 12/31/02

Effective January 1, 2002 through December 31, 2002, the rates stated in Table-I shall apply for off-shore software engineering services to Netegrity.

                                     TABLE-I

                    TIME & MATERIAL RATES - SLAB BASED MODEL

INFOSYS TEAM SIZE          ROLE            OFF-SHORE RATE         OTHER FEE
                                           (USD PER MONTH)
For first [**]       Project Manager/           $[**]               [**]
resources            Technology Lead
                     Software Engineer          $[**]               [**]
                                                                    [**]
For [**] to          Project Manager/           $[**]               [**]
[**]resource         Technology Lead
                     Software Engineer          $[**]               [**]
                                                                    [**]
For [**] and         Project Manager/           $[**]               [**]
additional resource  Technology Lead
                     Software Engineer          $[**]               [**]

           ON-SITE ENGINEERING RATES: Off-Shore Rates + $[**] per Diem + $[**] for air travel and visa charges per resource per trip

SPECIAL TERMS FOR SERVICES DURING THE CALENDAR YEAR 2002

1. In consideration of Netegrity's commitment set forth in this Schedule B, Infosys agrees to apply lowest rate level ($[**] for Software Engineer and $[**] for Project Manager/Technology Lead, regardless of number of consultants retained) from the above rate chart, for all consultants on Netegrity project(s), effective January 01, 2002.

2. In consideration of the pricing in Section 1, Netegrity agrees to pay Infosys a minimum of $[**] for calendar year 2002.

3. In the event at end of the calendar 2002, the actual billings are less than $[**], Netegrity shall pay Infosys the difference between the actual billings and $[**]. In case of a shortfall, Infosys shall at the end of the calendar year 2002 present an invoice for difference amount between the actual billing and $[**] and the invoice shall be payable within [**] days from the date of invoice.

4. The parties agree to review the above commitments on a quarterly basis. At the end of each calendar quarter, Netegrity shall have the option of terminating the arrangement described in Sections 2 and 3 above for convenience by paying Infosys the committed quarterly amount of $[**]. Thereafter, unless otherwise agreed by the parties in writing, for the remainder of calendar 2002 Infosys would provide services to Netegrity only as requested by Netegrity and as per rates stated in Table-I and Netegrity would only pay for services actually performed. Other than as provided above, Netegrity is not obligated to retain any Infosys consultants or otherwise pay Infosys any additional amounts, except for payment for services actually used by Netegrity.

OTHER TERMS

1. The Parties agree to review the "Special Terms" above at the end of the year 2002 for extension to subsequent years.

2. Monthly rate is for [**] working days in a month with [**] hours per day.

3. Invoices shall be raised for the actual number of hours worked by each resource. For support provided during holidays and weekends, the charges shall be the normal rate for the number of hours worked.

4. All invoices shall be paid off via check or wire transfer within [**] days from the date of invoice.



Accepted by:                             Accepted by:
----------------------------------       ---------------------------------
INFOSYS TECHNOLOGIES LIMITED             NETEGRITY, INC.

/s/ Phaneesh Murphy                      /s/ William Bartow
----------------------------------       ---------------------------------
Authorized Signatory                     Authorized Signatory

Phaneesh Murphy                          William Bartow
----------------------------------       ---------------------------------
Name                                     Name

Member Of The Board                      VP Access Control
----------------------------------       ---------------------------------
Title                                    Title

2-11-02                                  1/17/02
----------------------------------       ---------------------------------
Date                                     Date

                                 AMENDMENT NO. 2
                                       TO
                           SOFTWARE SERVICES AGREEMENT
                                     BETWEEN
                                  NETEGITY, INC
                                       AND
                          INFOSYS TECHNOLOGIES LIMITED

Amendment No.2 is made on this 21 day of Jan 2003 to the Software Services Agreement dated December 18, 2000 (the "Agreement"), by and between Netegrity, Inc ("Netegrity") and Infosys Technologies Limited ("Infosys")

The Parties wish to amend the Agreement as follows:

                                    AMENDMENT

Now, Therefore, in consideration of the mutual obligations in this Amendment No.2 and for other good consideration, the receipt and sufficiency of which are acknowledged, the parties to this Amendment No. 2 agree as follows:

1.    This Amendment No. 2 shall take effect from January 01, 2003.

2. Schedule B attached to the Agreement is deleted in its entirety and replaced with the new form of Schedule B attached hereto and incorporated herein by this reference.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 2 by their duly authorized officers as of the date first written above.

Accepted by:                             Accepted by:
----------------------------------       ---------------------------------
INFOSYS TECHNOLOGIES LIMITED             NETEGRITY, INC.

/s/ Subhash Dhar                         /s/ William C. Bartow
----------------------------------       ---------------------------------
Authorized Signatory                     Authorized Signatory

Subhash Dhar                             William Bartow
----------------------------------       ---------------------------------
Name                                     Name

Head Worldwide Sales
Communications & Product Services        VP Engineering
----------------------------------       ---------------------------------
Title                                    Title

1-22-03                                  1-21-03
----------------------------------       ---------------------------------
Date                                     Date

                                   SCHEDULE B

 Infosys Ratios for Time and Material Services effective 1/1/03 through 12/31/03

Effective January 1, 2003, the rates stated in Table-1 shall apply for software engineering services to Netegrity, Inc.

                                     TABLE I

           RATE                   OFF-SHORE RATE               OTHER FEE
                                  (USD PER MONTH)
Project Manager/Technology            $[**]                      [**]
Lead
Software Engineer                     $[**]                      [**]

           ON-SITE ENGINEERING RATES: Off-Shore Rates + $[**] per Diem + $[**] for air travel and visa charges per resource per trip

OTHER TERMS

1. Invoices shall be raised for the actual number of hours worked subject to a minimum of [**] hours onsite and [**] hours offshore. For support provided during holidays and weekends, the charges shall be the normal rate for the number of hours worked.

2. Invoices shall be submitted electronically and shall be payable within [**] days of Netegrity receiving them.

             AMENDMENT NO. 3 TO SOFTWARE SERVICES AGREEMENT BETWEEN
                                 NETEGRITY, INC
                                       AND
                          INFOSYS TECHNOLOGIES LIMITED

Amendment No. 3 is made on this 11 Day of February 2004 to the Software Services Agreement dated December 18, 2000 ("Agreement"), by and between NETEGRITY INC ("Netegrity"), INFOSYS TECHNOLOGIES LIMITED ("Infosys").

The Parties wish to amend the Agreement as follows:

AMENDMENT

Now, Therefore, in consideration of the mutual obligations in this Amendment No.3, and for other good consideration, the receipt and sufficiency of which are acknowledged, the parties to this Amendment No. 3 agree as follows:

1.    This amendment shall take effect from January 01, 2004.

2. Schedule B attached to the Agreement is deleted in its entirety and replaced with the new form of Schedule B attached hereto and incorporated herein by this reference.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 3 by their duly authorized officers as of the date first written above.

Accepted by:                             Accepted by:
INFOSYS TECHNOLOGIES LIMITED             NETEGRITY, INC.

/s/ Prasad Thrikutam                     /s/ William Bartow
----------------------------------       ---------------------------------
Authorized Signatory                     Authorized Signatory

Prasad Thrikutam                         William Bartow
----------------------------------       ---------------------------------
Name                                     Name

Vice President                           VP Engineering
----------------------------------       ---------------------------------
Title                                    Title

3-1-04                                   2/11/04
----------------------------------       ---------------------------------
Date                                     Date

                                   SCHEDULE B

Infosys Rates for Time and Material Services effective 1/1/2004 to 12/31/2005

Effective January 1, 2004, the rates stated in Table-I shall apply for off-shore software engineering services to Netegrity.

                                     TABLE-I

                    TIME & MATERIAL RATES - SLAB BASED MODEL

 NETEGRITY'S ANNUAL                                            ONSITE PERDIEM
  SPEND ON INFOSYS                          OFFSHORE RATE       RATE (USD PER
      PROJECTS                             (USD PER PERSON       PERSON) PER
   (USD PER YEAR)       RESOURCE ROLE        PER MONTH)         CALENDAR DAY
Slab #1:  Less than  Project Manager/           $[**]               $[**]
$[**]                Tech Lead/ Onsite
                     Coordinator

                     Software Engineer/         $[**]               $[**]
                     QA Tester
                                                $[**]               $[**]
SLAB #2:  $[**]TO    PROJECT MANAGER/           $[**]               $[**]
$[**]                TECH LEAD/ ONSITE
                     COORDINATOR

                     SOFTWARE ENGINEER/         $[**]               $[**]
                     QA TESTER

                                                $[**]               $[**]
Slab #3:  $[**]to    Project Manager/           $[**]               $[**]
$[**]                Tech Lead/ Onsite
                     Coordinator

                     Software Engineer/         $[**]               $[**]
                     QA Tester
                                                $[**]               $[**]
Slab #4:  Over $[**] Project Manager/           $[**]               $[**]
                     Tech Lead/ Onsite
                     Coordinator

                     Software Engineer/         $[**]               $[**]
                     QA Tester

ONSITE RATES will be computed as: Off-Shore Rate + Onsite Per Diem + US $[**] for air travel and visa charges per resource per trip. Expenses towards trips (if any) from Netegrity's primary work location in the US to any other location will be charged at actuals. The slab amounts in the above table are exclusive of all taxes, infrastructure costs, offshore lab costs and other expenses.

SPECIAL TERMS FOR SERVICES DURING THE CALENDAR YEAR 2004

1. For the calendar year 2004, Netegrity guarantees to pay Infosys at least US $4M on annual basis towards various product development projects. Infosys will continue to deliver the projects as a combination of offshore and/or onsite services as per project requirements.

2. In view of section 1 above, Infosys agrees to apply the T&M rates corresponding to SLAB #2 from the rate chart as shown in Table-I for all resources on the project effective January 01, 2004.

3. In view of section 2 above, all projects will be executed based on the new rates.

4. In the event, at end of a calendar quarter, the cumulative billing figure for that quarter is less than US $[**], Netegrity shall pay Infosys [**] of US $[**]. In case of such a shortfall, Infosys shall, at the end of the quarter, present an invoice to Netegrity for difference amount and the invoice shall be payable within [**] days from the date of invoice.

5. In the event, at the end of a calendar quarter, the cumulative billing figure for that quarter exceeds US $[**], Netegrity will be eligible for further [**]% [**] on the invoice amount billed in that specific quarter. In such a scenario, Infosys will determine and [**]. However, this [**] is applicable only for that quarter and [**] will be given for the previous quarters.

6. In the event of Netegrity's decision to discontinue the relationship during the course of the contract, Netegrity will fulfill its obligations as per section 1, in addition to other obligations as set forth in the Master Services Agreement. In such a scenario, Netegrity shall pay Infosys the difference of US $4M and the actual billing amount till that date, within [**] days of Infosys raising the invoice.

7. In the event of Infosys' decision to discontinue the relationship during the course of the contract, Netegrity shall pay all invoices raised towards services rendered till the date of contract cancellation. In such an event, Netegrity is not required to abide by the terms of section 1 above.

OTHER TERMS

1. The Parties agree to review the above business structure at the end of year 2004 to determine a suitable slab for year 2005 depending on Netegrity's product roadmap for 2005.

2. Monthly rate is for [**] working days in a month with [**] hours per working day at onsite and [**] hours per working day at offshore.

3. If any resource works less than [**] days, the monthly rate will be prorated and only the actual number of work days shall be charged to Netegrity. For support and services rendered during weekends and holidays, Netegrity shall pay Infosys for the same, as extra, at the prorated monthly rates.

4. Per-diem rates for onsite services shall be computed on a calendar day basis.